Exhibit 99.1

NEWS RELEASE For Immediate Release Contact: Julie Blystone Toll free office: (800) 200-4848 Fax : (608) 664-3882 Email: pr@renlearn.com

2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

RENAISSANCE LEARNING REGISTRATION STATEMENT DECLARED EFFECTIVE; ACQUISITION OF ALPHASMART, INC. EXPECTED TO CLOSE IN LATE JUNE

WISCONSIN RAPIDS, Wis., — May 27, 2005 — Renaissance Learning®, Inc. (Nasdaq: RLRN), a leading provider of daily and periodic progress monitoring systems and school improvement programs for pre-K—12 schools, announced today that the Securities and Exchange Commission (SEC) has declared effective the amended registration statement on Form S-4 filed in connection with the proposed acquisition of AlphaSmart, Inc. (Nasdaq: ALSM). A proxy statement/prospectus will be mailed to AlphaSmart stockholders and AlphaSmart has scheduled a special meeting of stockholders on June 27, 2005 to approve the acquisition.  The transaction is expected to close as soon as practicable after the date of the AlphaSmart special meeting of stockholders, subject to stockholder approval and other customary closing conditions described in the definitive merger agreement.

On January 25, 2005, Renaissance Learning announced the definitive agreement to merge with AlphaSmart, a provider of affordable, portable personal learning solutions for classrooms, in a transaction intended to qualify as a tax-free reorganization valued at approximately $57 million.  As defined in the agreement, holders of AlphaSmart common stock have the option to receive $3.75 in cash for each share of AlphaSmart common stock, shares of Renaissance Learning common stock, or a combination of cash and stock, subject to pro-ration so that the total consideration paid will aggregate no more than 45% stock and no less 55% cash.  Renaissance Learning and AlphaSmart will issue a joint press release at least two business days prior to the June 27th special meeting of stockholders announcing the exchange rate for stock elections.

Election and transmittal forms must be received by Wells Fargo Bank, N.A., the exchange agent for the merger, no later than 5:00 p.m. CDST, on June 24, 2005.  AlphaSmart stockholders who do not submit a letter of transmittal and election form by the deadline will receive consideration in the manner described in the proxy statement/prospectus.

For more information, visit www.renlearn.com.

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Renaissance Learning Acquisition of AlphaSmart

Renaissance Learning, Inc.

Renaissance Learning, Inc., is a leading provider of research-based software, professional development, technical services, and consulting.  Adopted by about 67,000 schools, Renaissance information technology products give students and teachers continuous constructive feedback that helps motivate students, dramatically accelerate learning, improve test scores, and help students master all standards, while reducing teacher paperwork.  Renaissance Learning has four U.S. locations and subsidiaries in Australia, Canada, India, and the United Kingdom.

AlphaSmart, Inc.

AlphaSmart, Inc. is a provider of technology solutions for education and productivity.  Its portable computer-companion products are used by students to enhance writing, keyboarding and comprehension, and have been adopted by more than 8,000 school districts in the United States and other countries.  Based in Los Gatos, California, the company was founded in 1992 by former Apple Computer engineers.

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Any such forward-looking statements may involve risks and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include risks affecting the Company’s business as described in the Company’s filings with the Securities and Exchange Commission, including the registration statement on Form S-4 referred to below, the Company’s 2004 Annual Report on Form 10-K and later filed Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

ADDITIONAL INFORMATION

Renaissance Learning filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) on February 25, 2005, as amended on Form S-4/A on April 13, 2005, May 3, 2005 and May 25, 2005, which included a proxy statement/prospectus and other relevant materials in connection with the proposed acquisition of AlphaSmart by Renaissance Learning. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THIS FILING BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE PROPOSED ACQUISITION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AlphaSmart at AlphaSmart's web site at www.alphasmart.com or by contacting AlphaSmart investor relations at IR@alphasmart.com or via telephone at (408) 355-1029. Investors and security holders may obtain free copies of the documents filed with the SEC by Renaissance Learning by directing such requests to Renaissance Learning, Inc., Attention: Corporate Secretary, 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54995 or via telephone at (715) 424-3636.

Renaissance Learning, AlphaSmart and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of AlphaSmart in connection with the proposed acquisition. Information regarding directors and executive officers of AlphaSmart and Renaissance Learning and their respective interests in the proposed acquisition is available in the proxy statement/prospectus of AlphaSmart and Renaissance Learning described above and other relevant materials filed with the SEC.

Source: Renaissance Learning, Inc.

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